Exhibit 32.1

                         CERTIFICATION OF CEO PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Form 10-QSB of American TonerServ Corp., a company duly formed under the laws of Delaware (the "Company"), for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bryan Klingler, Chief Executive Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



October 3, 2005                 /s/ Bryan Klingler
                                Bryan Klingler, Chief Executive Officer



This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to American TonerServ Corp. and will be retained by American TonerServ Corp. and furnished to the Securities and Exchange Commission or its staff upon request.